Exhibit 10.1

FOURTEENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 16, 2016, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, and NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, Agent, Lenders and Borrower have agreed to amend the Credit Agreement in certain respects.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.    Amendments to Credit Agreement. In reliance upon the representations and warranties of Borrower set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a)    Section 2.1(a)(ii)(A) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(A)    the amount equal to (1) the Maximum Revolver Amount less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time, and

(b)    Section 2.3(b) of the Credit Agreement is hereby amended to replace the reference to “10%” with “5%” in lieu thereof.

(c)    The last sentence of Section 2.3(d)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Notwithstanding the foregoing, no Protective Advance shall be made which would cause (A) the aggregate amount of all Protective Advances outstanding at any one time to exceed 10% of the Maximum Revolver Amount unless the Required Lenders otherwise agree or (B) the aggregate amount of Revolver Usage outstanding at any one time to exceed the Maximum Revolver Amount.

(d)    The first sentence of Section 2.3(d)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 10% of the Maximum Revolver Amount (unless Required Lenders agree to a higher amount), and (B) after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount.

(e)    Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)    Field Examination and Other Fees. Borrower shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus reasonable out-of-pocket expenses (including travel, meals, and lodging) for each field examination of Borrower and its Subsidiaries performed by personnel employed by Agent, and (ii) the fees or charges paid or incurred by Agent (but, in any event, no less than a charge of $1,000 per day, per Person, plus reasonable out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, or to appraise the Collateral, or any portion thereof; provided, that for so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to reimburse Agent for more than 1 field examination for the period commencing on the Fourteenth Amendment Effective Date and ending on March 31, 2017, or more than 1 full appraisal (or desktop appraisal, at Agent’s discretion) of the Equipment for the period commencing on the Fourteenth Amendment Effective Date and ending on March 31, 2017.

(f)    Section 2.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)    Issuing Bank shall not issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)    the Letter of Credit Usage would exceed $7,000,000, or

(ii)    the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans), or

(iii)    the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time.

(g)    Section 3.2(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)    [Reserved].

(h)    Section 5.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.6    Insurance. Borrower will, and will cause each of its Subsidiaries to, at Borrower’s expense, (a) maintain insurance respecting each of Borrower’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located, and (b) with respect to all Real Property Collateral located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, maintain flood insurance with respect to such Real Property Collateral (including any personal property which is located thereon) complying with the Flood Disaster Protection Act of 1973, as amended from time to time, in an amount satisfactory to all Lenders and otherwise satisfactory to all Lenders. All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent (it being agreed that, as of the Closing Date, each of Hartford Fire Insurance Company and ACE American Insurance Company is acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrower in effect as of the Closing Date are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If Borrower or its Subsidiaries fail to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agent prompt notice of any loss exceeding $250,000 covered by its or its Subsidiaries’ casualty or business interruption insurance. Upon the occurrence and the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i)    Section 5.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.12.    Further Assurances. Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents, including, if applicable, completion of all flood insurance documentation and diligence and coverage in accordance with the Flood Disaster Protection Act of 1973, as amended (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by Borrower or any other Loan Party, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of Borrower that is a CFC if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrower) in relation to the benefits to Agent and the Lenders of the security afforded thereby. To the maximum extent permitted by applicable law, if Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Borrower and its Subsidiaries, including all of the outstanding capital Equity Interests of Borrower’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs). With respect to any Real Property acquired by Borrower or any other Loan Party on which Agent will be taking a Lien, (x) Borrower will give Agent no less than forty five (45) days’ prior written notice of such acquisition, (y) Borrower or such other Loan Party, as applicable, may not grant a Lien on such Real Property in favor of Agent until the completion of all flood insurance documentation and diligence and coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, by all Lenders and, (z) in the event that any such Real Property is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, Borrower and Loan Parties will maintain flood insurance with respect to such Real Property Collateral (including any personal property which is located thereon) complying with the Flood Disaster Protection Act of 1973, as amended from time to time, in an amount satisfactory to all Lenders and otherwise satisfactory to all Lenders.

(j)    Section 5 of the Credit Agreement is hereby amended by inserting the following Section 5.21 to the end thereof:

5.21    Financial Advisor; Interim CFO and Access.

(a)    If Borrower shall employ an interim chief financial officer, such interim chief financial officer will be reasonably satisfactory to Agent on terms reasonably satisfactory to Agent and Borrower (the “Interim CFO”). Prior to the date on which such Interim CFO is appointed, Borrower will continue to employ AlixPartners as financial advisor (the “Financial Advisor”) on the same terms and conditions as those under which AlixPartners has been retained as of the Fourteenth Amendment Effective Date.

(b)    Until the Interim CFO has been appointed and the Financial Advisor’s engagement has been terminated, Borrower and each of its Subsidiaries hereby authorizes Financial Advisor to communicate directly with Agent and Agent’s professionals and advisors regarding Borrower and its Subsidiaries and any matters within the scope of Financial Advisor’s work related thereto. Borrower and each of its Subsidiaries hereby authorizes the Interim CFO to communicate directly with Agent and Agent’s professionals and advisors regarding Borrower and its Subsidiaries and any matters within the scope of the Interim CFO’s work related thereto and, after the Interim CFO has been appointed, Borrower and each of its Subsidiaries will cause the Interim CFO to communicate telephonically with Agent and Agent’s professionals and advisors on a regular (no less frequently than bi-weekly) basis to discuss Borrower and its Subsidiaries’ business performance and refinancing efforts and such other matters as Agent may elect.

(c)    Borrower and its Subsidiaries shall cooperate fully with Agent and Agent’s professionals and advisors and provide assistance with any and all diligence Agent or Agent’s professionals and advisors may reasonably require, including, but not limited to, providing Agent and Agent’s counsel and advisors with prompt reasonable access to (x) the Financial Advisor retained by Borrower pursuant hereto, (y) all related diligence materials and work product, including written reports provided by such Financial Advisor to Borrower as may be reasonably requested by Agent (other than any such materials and reports determined by Borrower or its counsel to be subject to the work-product doctrine or attorney-client privilege), and (z) such other available information as Agent or Agent’s professionals and advisors shall reasonably request.

(k)    Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.14.    Refinancing. Borrower will not fail to use commercially reasonable efforts to cause the Obligations to be repaid in full and the Commitments terminated on or before March 31, 2017.

(l)    Section 8.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.6, 3.7, 5.1, 5.2, 5.3 (solely if Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if Borrower refuses to allow Agent or its representatives or agents to visit Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of Borrower), 5.10, 5.11, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.20 or 5.21 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement;

(m)    Section 8 of the Credit Agreement is hereby amended by inserting the following Section 8.12 to the end thereof:

8.12.    Financial Advisor; Interim CFO. (a) Financial Advisor is instructed to cease working prior to the appointment of the Interim CFO, (b) Financial Advisor’s engagement by Borrower and its Subsidiaries, or any of the responsibilities, authority, powers, or duties of Financial Advisor, is terminated, suspended, or restricted in any respect prior to the appointment of the Interim CFO, (c) the Interim CFO is instructed to cease working or (d) the Interim CFO’s appointment by Borrower and its Subsidiaries, or any of the responsibilities, authority, powers, or duties of Interim CFO, is terminated, suspended, or restricted in any respect.

(n)    Section 14.1 of the Credit Agreement is hereby amended by inserting the following subclause (g) to the end thereof:

(g) No amendment, waiver, or modification shall increase the Revolver Commitments or extend the Maturity Date until the completion of all flood insurance documentation, diligence and coverage as required by the Flood Disaster Protection Act of 1973, as amended, or as otherwise satisfactory to all Lenders.

(o)    Schedule C-1 of the Credit Agreement is hereby replaced with Schedule C-1 attached hereto.

(p)    Schedule 1.1 of the Credit Agreement is hereby amended by deleting the defined term “Commitment Reduction Amount” therefrom.

(q)    Schedule 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:

“December 2016 Repayment Block” means an amount equal to $17,000,000.

“Fourteenth Amendment Effective Date” means December 16, 2016.

(r)    Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms as follows:

“Borrowing Base” means, as of any date of determination, the lesser of (I) $40,000,000 and (II) the result of:

(a)    the sum of (x) 85% of the amount of Eligible Accepted Accounts and (y) the lesser of $7,500,000 and 85% of the amount of Eligible Ticket Held Accounts, less the amount, if any, of the Dilution Reserve, plus

(b)    the lower of

(i)    the product of 60% multiplied by the net book value (calculated in accordance with GAAP on a basis consistent with Borrower’s historical accounting practices) of Eligible Equipment at such time, and

(ii)    the lesser of (a) $55,000,000 and (b) the product of 80% multiplied by the Net Orderly Liquidation Value of Eligible Equipment at such time identified in the most recent equipment appraisal ordered and obtained by Agent, provided, however, that, from and after the Fourteenth Amendment Effective Date, the Net Orderly Liquidation Value of any item of Eligible Equipment as set forth in the most recent acceptable appraisal obtained by Agent prior to the Fourteenth Amendment Effective Date shall not be modified by any appraisal after the Fourteenth Amendment Effective Date until March 31, 2017;

provided, that in no event shall Availability attributable to Eligible Equipment under clause (b) of the Borrowing Base exceed the Applicable Equipment Availability Percentage of the Borrowing Base at any time; minus

(c)    the Availability Block; minus

(d)    the December 2016 Repayment Block; minus

(e)    the aggregate amount of Receivables Reserves, Bank Product Reserves, Permitted Disposition Reserves, Equipment Reserves, and other Reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

“Maturity Date” means March 31, 2017.

“Maximum Revolver Amount” means $40,000,000.

(s)    Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating clause (v) of the definition of “Permitted Indebtedness” in its entirety to read as follows:

(v)    Indebtedness under the Term Loan Documents in an aggregate principal amount not to exceed $58,100,000, plus any interest required or permitted to be paid in kind under and pursuant to the Term Loan Documents.

(t)    Schedule 5.2 of the Credit Agreement is hereby amended by replacing the section titled “Monthly (no later than the 10th Business Day of each month)” with the following sections in lieu thereof and by re-numbering the remainder of such Schedule 5.2 in appropriate alphabetical order:

At least every other week (no later than the third Business Day of such week)

(a) an executed Borrowing Base Certificate,

(b) a detailed aging, by total, of Borrower’s and its Subsidiaries Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting), and

(c) a summary aging, by vendor, of Borrower’s and its Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and an aging, by vendor, of any held checks,

Monthly (no later than the 10th Business Day of each month)

(d) an Account roll-forward, in a format acceptable to Agent in its discretion, with supporting details supplied from sales journals, collection journals, credit registers and any other records, tied to the beginning and ending account receivable balances of Borrower’s general ledger,

(e) a detailed aging, by total, of Borrower’s and its Subsidiaries Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting),

(f) a general ledger trial balance and a detailed calculation of those Accounts that are not eligible for the Borrowing Base, if Borrower has not implemented electronic reporting,

(g) a summary aging, by vendor, of Borrower’s and its Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrower has implemented electronic reporting) and an aging, by vendor, of any held checks,

(h) a detailed report regarding Borrower’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash, and

(i) a detailed report showing additions of, and deletions to, Eligible Equipment, and a calculation of the net book value (calculated in accordance with GAAP on a basis consistent with Borrower’s historical accounting practices) of Eligible Equipment at the end of such period.

3.    Effectiveness of the Amendment; Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. This Amendment is a Loan Document.

4.    Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5.    Conditions to Effectiveness. The amendments set forth in Section 2 shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:

(a)    Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders party hereto, and the Loan Parties;

(b)    Agent shall have received evidence satisfactory to Agent in its sole discretion that (i) the Borrower has received $25,000,000 of net proceeds of additional Indebtedness under the Term Loan Documents on the same terms and conditions as the Term Loan Debt as in existence on the date hereof or on such other terms and conditions acceptable to Agent and the Required Lenders (the “Additional Term Loan Debt”), (ii) $3,000,000 of such Additional Term Loan Debt has been received in the Nuverra Environmental Solutions Inc., Master Operating Account ending -7839 (the “Master Account”), (iii) $22,000,000 of such Additional Term Loan Debt (the “Revolving Loan Repayment Amount”) has been applied to the outstanding Revolving Loans and (iv) all of such Additional Term Loan Debt is subject to the terms and conditions of the Pari Passu Intercreditor Agreement as “Term Loan Obligations” (as defined in the Pari Passu Intercreditor Agreement);

(c)    Agent shall have received an executed copy of an amendment to the Pari Passu Intercreditor Agreement in form and substance satisfactory to Agent;

(d)    Agent shall have received an executed copy of an amendment to the Second Lien Intercreditor Agreement, and such other documents or instruments reasonably required by Agent, each in form and substance satisfactory to Agent;

(e)    Agent shall have received executed copies of new promissory notes for each Lender requesting such notes, each in form and substance satisfactory to Agent; and

(f)    no Default or Event of Default shall have occurred and be continuing on the date hereof.

6.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

(a)    after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b)    no Default or Event of Default has occurred and is continuing; and

(c)    this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

7.    Additional Term Loan Debt.

(a)    Agent and Lenders hereby agree not to exercise any remedies with respect to the portion of cash proceeds of the Additional Term Loan Debt that are deposited in the Master Account as set forth in Section 5(b)(ii), excluding, for the avoidance of doubt, the Revolving Loan Repayment Amount (the “Additional Term Loan Proceeds”), including but not limited to exercising rights of setoff or exerting control over such Additional Term Loan Proceeds pursuant any Control Agreement unless there is an Event of Default after the date hereof and the administrative agent for the Additional Term Loan Debt (the “Term Loan Agent”) consents to such exercise of remedies; provided that Borrower hereby agrees that Agent and Lenders will have no duty to advance funds under the Credit Agreement until the Borrower provides evidence, in form and substance reasonably acceptable to Agent, that all of the Additional Term Loan Proceeds have been spent by Borrower and the balance of funds in the Master Account is no greater than it was immediately before Borrower’s receipt of the Additional Term Loan Proceeds; provided, further, that any Additional Term Loan Proceeds not used by the Borrower by March 31, 2017 shall be used by Borrower to repay the Additional Term Loan Debt on such date. The Term Loan Agent is an intended third-party beneficiary of this Section 7(a).

(b)    In the event that Agent and/or Lenders foreclose on or otherwise obtain direct control over the Additional Term Loan Proceeds in contravention of the terms and conditions of this Section 7, such Additional Term Loan Proceeds shall be deemed to be held in trust by the Agent, Lenders or other custodian of such funds (as applicable) for the benefit solely of the lenders that funded the Additional Term Loan Debt described in Section 5(b)(i) above, and such Additional Term Loan Proceeds shall be turned over to Term Loan Agent on demand and in the form received for distribution by Term Loan Agent to the lenders that funded the Additional Term Loan Debt. For the avoidance of doubt, as between the lenders that funded the Additional Term Loan Debt and the Agent, this Section 7 shall constitute a subordination agreement among lenders for purposes of applying 11 U.S.C. § 510(a).

8.    Miscellaneous.

(a)    Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)    Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan

Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Agreement.

(d)    Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

9.    Release.

(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment, on behalf of itself and its successors, assigns, and other legal representatives (Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, Issuing Bank and Lenders, and their successors and assigns, and their present and former shareholders, Affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Issuing Bank, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)    Each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., as Borrower

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chairman and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lauren Trussell
Name:	Lauren Trussell
Title:	Vice President

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ John F. Kendrick
Name:	John F. Kendrick
Title:	Officer

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender

By:	/s/ Edward Behnen
Name:	Edward Behnen
Title:	Director

ASCRIBE II INVESTMENTS, LLC, as a Lender

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

ASCRIBE III INVESTMENTS, LLC, as a Lender

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

CONSENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Fourteenth Amendment to Amended and Restated Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby, including Section 9 of the foregoing Fourteenth Amendment to Amended and Restated Credit Agreement; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

HECKMANN WATER RESOURCES CORPORATION

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

HECKMANN WATER RESOURCES (CVR), INC.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

1960 WELL SERVICES, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President and Chief Operating Officer

HEK WATER SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President and Chief Operating Officer

APPALACHIAN WATER SERVICES, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President and Chief Operating Officer

BADLANDS POWER FUELS, LLC, a Delaware limited liability company

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

LANDTECH ENTERPRISES, L.L.C.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

BADLANDS LEASING, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

IDEAL OILFIELD DISPOSAL, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

NUVERRA TOTAL SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

NES WATER SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

HECKMANN WOODS CROSS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Schedule C-1

Commitments

Lender	Revolver Commitment
Wells Fargo Bank, National Association	$12,244,898
Bank of America, N.A.	$8,163,265
Citizens Bank of Pennsylvania	$8,163,265
Capital One Business Credit Corp.	$5,714,286
Ascribe II Investments, LLC	$462,398
Ascribe III Investments, LLC	$5,251,888

All Lenders	$40,000,000